EXHIBIT 99

                 BLACK HILLS CORPORATION EXTENDS CREDIT FACILITY

  RAPID CITY, SD--November 27, 2002-- Black Hills Corporation (NYSE: BKH) today reported on recent financinG activity.

           The Company has amended and extended until May 26, 2003 a $50 million secured financing for the expansion of its Las Vegas II project, a 224 megawatt gas-fired combined-cycle power generation facility under construction near Las Vegas, NV.

           Black Hills Corporation (www.blackhillscorp.com) is a diverse energy and communications company with three business groups: Black Hills Energy, the integrated energy unit which generates electricity, produces natural gas, oil and coal and markets energy; Black Hills Power, an electric utility serving western South Dakota, northeastern Wyoming and southeastern Montana; and Black Hills FiberCom, a broadband communications company offering bundled telephone, high speed Internet and cable entertainment services.